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                               EXHIBIT NO. 10(i)

                         Material Sciences Corporation
                      Directors Deferred Compensation Plan
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                         MATERIAL SCIENCES CORPORATION
                     DIRECTORS' DEFERRED COMPENSATION PLAN
                     -------------------------------------

Purpose
-------

     The purpose of this plan is to allow a member of the Board of Directors ("the Board") of Material Sciences Corporation ("the Company") to elect annually to defer payment of a portion of his compensation for any year of service until after he ceases to serve as a director.

Time of Election
----------------

     An election to defer shall be made by written notice signed by the director and delivered to the Vice President - Finance & Secretary of the Company before the beginning of the period of service for which the compensation is payable. Any such election shall be irrevocable.

Deferred Amount
---------------

     A Director may elect to defer all or part of the total of his annual retainer and meeting attendance compensation for each year of service as a director. The amount to be deferred shall be specified in the notice of election and shall be either (A) a specified dollar amount of his annual retainer compensation or (B) a specified percentage of, or dollar amount from any meeting attendance compensation to which he may become entitled during a year of service as director, or both.

Directors' Deferred Compensation Accounts
-----------------------------------------

     As of the date on which deferred amounts would otherwise have been payable to the director, the Company shall credit the deferred amount to a deferred compensation account in the name of the Director. The Company shall maintain the necessary records and shall forward to the Director at least once each year a statement indicating the amount credited to his account. Nothing in this Plan or any agreement entered into hereunder shall be interpreted as requiring the Company to set aside any assets for purposes of satisfying its obligations under this plan or any such agreement. The rights of a director under this plan and any agreement entered into pursuant to this plan shall be solely those of a general creditor of the Company.

Quarterly Increase in Directors' Deferred Compensation Amounts
--------------------------------------------------------------

     The Company shall credit to each deferred compensation account as of the end of each calendar quarter additional compensation equal to interest on the amounts credited to such account from the date credited (or the end of the preceding quarter, if later) to the end of such quarter at the rate of interest payable on the last issue of U.S. 90-day Treasury Bill made prior to the end of such quarter as determined by Continental Illinois National Bank & Trust Company of Chicago. Such
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additional compensation shall continue to be credited after the commencement of distributions pursuant to the succeeding paragraph until the account has been completely distributed.

Distribution of Directors' Deferred Compensation
------------------------------------------------

     Upon a Director's retirement, death or other termination of his membership on the Board of Directors of the Company, the Director shall receive the amount credited to his deferred compensation account in five substantially equal annual installments commencing with the first anniversary of the date after which he ceased to serve as a director. Each such payment shall be equal to the amount credited to the Director's account immediately prior to the date of payment divided by the number of payments remaining to be made (including such payment). If the Director shall die while serving as a director, or if the Director shall die after ceasing to serve as a director, but before complete distribution of the amount credited to his deferred compensation account, distribution shall be made to the person designated by him in a written notice to the Vice President - Finance & Secretary of the Company or, in the absence of any such notice, to his estate. In the sole discretion of the Board of Directors of the Company distributions may be made in a lump sum following termination of a Director's membership on the Board of Directors or in installments, equal or otherwise, more rapidly than provided in this paragraph.

Nonassignability
----------------

     It shall be a condition of this plan and all rights of each director and beneficiary shall be subject thereto that no amount payable hereunder shall be assignable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any director or beneficiary under the plan shall be liable for, or subject to, any obligation or liability of such director or beneficiary, including claims for alimony or the support of any spouse.

Agreements
----------

     Directors electing to defer compensation under the Plan will enter into a written agreement with the Company in a form provided by the Company evidencing the terms of the deferral which shall be consistent with the plan.

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              NOTICE OF ELECTION TO DEFER DIRECTORS' COMPENSATION
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TO:  Mr. William R. Beattie
     Vice President - Finance & Secretary
     Material Sciences Corporation
     2300 E. Pratt Boulevard
     Elk Grove Village, IL 60007


     Pursuant to the Material Sciences Corporation Directors' Deferred Compensation Plan, I hereby irrevocably elect to defer an amount of my compensation earned and payable hereafter during the twelve month period commencing with the annual meeting of the shareholders of Material Sciences Corporation ("the Company") coincident with or next following the date of the agreement as follows:


         [_] $____________ of my annual retainer compensation from the date hereof to the end of my services as a Director.


         [_] ___% of, or $__________ of, the compensation for board meeting attendance which may be payable to me for such year which is attributable to services rendered between the date of the Board of Director's annual meeting and the end of such year.

         If my membership on the Company's Board of Directors is terminated by death, or if I shall die after I cease to serve as a Director but before complete distribution of the amount credited to my deferred compensation account under the Material Sciences Corporation Directors' Deferred Compensation Plan, I direct that the balance in such account shall be paid to:



                                       _________________________________________
                                                         Name


                                       ________________________________________
                                                       Address


                                       ________________________________________
                                                  Relationship to Me



Date__________________, 198___.        ________________________________________
                                                       Director

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                  DIRECTORS' DEFERRED COMPENSATION AGREEMENT
                  ------------------------------------------


     Material Sciences Corporation, a Delaware corporation (hereinafter called "the Company"), and _________________________ a Member of the Board of Directors of the Company (hereinafter called "the Director"), hereby agree as follows:

     1. The Director agrees that the amount specified in the notice attached hereto as Exhibit B of his compensation earned and payable during the twelve month period commencing on the date of the annual meeting of the Company's shareholders coincident with or next following the date of this agreement, shall be deferred and paid to him at such time as he shall cease to be a member of the Board of Directors of the Company or following his death, while serving as a member of such board in accordance with the provisions of the Material Sciences Corporation Directors' Deferred Compensation Plan attached hereto as Exhibit A, together with such additional amount as may be payable with respect thereto in accordance with the provisions of such plan.

     2. The Company agrees to pay such deferred compensation to the Director at the time he ceases to be a member of the Board of Directors of the Company or in the event of the death of the Director prior to complete payment thereof, to make payment of the remaining balance to the person designated by the Director in the notice attached hereto as Exhibit B, all in accordance with the Material Sciences Corporation Directors' Deferred Compensation Plan attached hereto as Exhibit A.

     IN WITNESS WHEREOF, the Company and the Director have executed this agreement this ______ day of _________________, 19__.

                                   MATERIAL SCIENCES CORPORATION



                                   By__________________________________________
                                                  Vice President



                                   ____________________________________________
                                                     Director



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